TERMINATION LETTER
June 30, 2022

BY ELECTRONIC MAIL

OptiNose, Inc.
1020 Stony Hill Road, Suite 300
Yardley, PA 19067
Attn: Michael Marino, Chief Legal Officer

Re: Termination of Stockholders’ Agreement

Dear Mr. Marino:
Reference is hereby made to that certain Stockholders’ Agreement, dated as of October 2, 2017 (the “Stockholders’ Agreement”), by and among OptiNose, Inc. (the “Company”) and the Avista Investors (as defined in the Stockholders’ Agreement). The Company and the Avista Investors are each referred to herein by name or, collectively, as the “Parties.”

Pursuant to Section 4.3 of the Stockholders’ Agreement, the Parties hereby terminate the Stockholders’ Agreement in its entirety, effective immediately.

If this letter agreement correctly reflects the Parties’ mutual understanding and agreement, please so indicate by signing below.
Sincerely,

AVISTA CAPITAL PARTNERS II, LP

By: Avista Capital Partners GP II, LLC, as
general partner

By: /s/ Ben Silbert
Name: Ben Silbert
Title: GC

AVISTA CAPITAL PARTNERS
(OFFSHORE) II, LP

By: Avista Capital Partners GP II, LLC, as
general partner

By: /s/ Ben Silbert
Name: Ben Silbert
Title: GC

AVISTA CAPITAL PARTNERS
(OFFSHORE) II-A, LP

By: Avista Capital Partners GP II, LLC, as
general partner

By: /s/ Ben Silbert
Name: Ben Silbert
Title: GC

Agreed and Acknowledged:

OPTINOSE, INC.
/s/ Michael F. Marino
Name: Michael F. Marino
Title: Chief Legal Officer